Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, 333-105536, 333-155884, 333-174429, 333-197491, and 333-219345) of Apache Corporation and in the related Prospectuses,

(2)	Registration Statements (Form S-4 Nos. 333-107934 and 333-166964) of Apache Corporation and in the related Prospectuses, and

(3)
Registration Statements (Form S-8 Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115, 333-170533, 333-175250, 333-178672, 333-190619, and 333-212237) of Apache Corporation;

of our reports dated February 28, 2019, with respect to the consolidated financial statements of Apache Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Apache Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Apache Corporation for the year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

Houston, Texas
February 28, 2019